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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2013

Nortek, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34697 (Commission File Number)	05-0314991 (I.R.S. Employer Identification No.)

50 Kennedy Plaza,
Providence, Rhode Island 02903-2360
(Address of principal executive offices, including zip code)

401-751-1600
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01. Entry into a Material Definitive Agreement.
On February 13, 2013, Nortek, Inc. (the “Company”) entered into a definitive agreement (the “Agreement”) to acquire 2GIG Technologies, Inc. (“2GIG”), a privately held company based in Lehi, Utah, from APX Group, Inc. 2GIG is an innovative designer and manufacturer of residential security and home automation systems.

Under the terms of the Agreement, the Company will acquire all of the outstanding common stock of 2GIG for approximately $135 million on a cash- and debt-free basis, subject to certain adjustments at closing and post-closing. The transaction is subject to customary closing conditions, including receipt of certain regulatory approval. The transaction is expected to close by the first half of 2013. Once the transaction has been completed, it is expected that the Company will include 2GIG as part of its Technology Solutions segment.

The Company intends to finance the transaction with a combination of cash on hand and borrowings under its asset-based credit facility.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press Release, dated February 14, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORTEK, INC.

By: /s/ Edward J. Cooney
Name: Edward J. Cooney
Title: Senior Vice President and Treasurer

Date: February 14, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 14, 2013.